UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement.
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐ Definitive Proxy Statement.
☐ Definitive Additional Materials.
☒ Soliciting Material Under Rule 14a-12.
DPL Inc.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount Previously Paid:
(2)           Form, Schedule or Registration Statement No.:
(3)           Filing Party:
(4)           Date Filed:

Email From Paul Barbas to DPL Employees

Dear fellow DPL employee,

Below is a note from Ned Hall, President of AES North America, introducing himself and expressing his desire to meet with many of us over the next several weeks.  I have had an opportunity to work with Ned over the last few months as we negotiated our agreement, announced yesterday.  Ned has significant experience in different segments of our industry and brings a wealth of knowledge to his role.  He is strait forward in his approach and I am confident you will enjoy meeting and working with him as we move forward.  And, I can verify that he has good judgment because, like I, he is a Red Sox fan.

I wish you all a peaceful and restful holiday weekend.

Warm Regards,

Paul

Email From Ned Hall to Paul Barbas

Hello to all of you at DPL,

While there are still a number of approvals that need to take place before the transaction closes, I want to personally tell you how excited I am about having the people of DPL become part of AES.  DPL is a great company with very capable people...that's why we have worked so hard to make this happen.   Our businesses fit together very well, and I believe the combination of AES North America and DPL will make both of our businesses stronger and provide more career opportunity for all of us.  I know there are many questions to be answered and much work to do.  I plan on coming to DPL to answer your questions and get to know as many of you as possible over the next few weeks.

In the meantime, thank you for all of your hard work in making DPL a great business and I look forward to working with you to help us make it even better in the future.

Enjoy your Easter holiday,

Ned Hall

President, AES North America

Forward Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between DPL and AES. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions are intended to identify forward looking statements.  Such statements are based upon the current beliefs and expectations of DPL’s management and involve a number of significant risks and uncertainties, many of which are difficult to predict and are generally beyond the control of DPL and AES.  Actual results may differ materially from the results anticipated in these forward-looking statements.  There can be no assurance as to the timing of the closing of the transaction, or whether the transaction will close at all.  The following factors, among others, could cause or contribute to such material differences:  the ability to obtain the approval of the transaction by DPL’s shareholders; the ability to obtain required regulatory approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected timeframe or at all; transaction costs; economic conditions; a material adverse change in the business, assets, financial condition or results of operations of DPL; a material deterioration in DPL’s retail and/or wholesale businesses and assets; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or government entities.  Additional factors that could cause DPL’s results to differ materially from those described in the forward-looking statements can be found in the periodic reports filed with the Securities and Exchange Commission and in the proxy statement DPL intends to file with the Securities and Exchange Commission and mail to its shareholders with respect to the proposed transaction, which are or will be available at the Securities and Exchange Commission’s Web site (http://www.sec.gov) at no charge.  DPL assumes no responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

Additional Information

This communication is being made, in part, in respect of the proposed merger transaction involving DPL and AES.  In connection with the proposed transaction, DPL will file with the Securities and Exchange Commission a proxy statement and will mail the proxy statement to its shareholders.  Shareholders are encouraged to read the proxy statement regarding the proposed transaction in its entirety when it becomes available because it will contain important information about the transaction.  Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings made by DPL regarding DPL, AES and the proposed transaction, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov).  These materials can also be obtained, when available, without charge, by directing a request to DPL, at communications@dplinc.com.

DPL, AES and their respective executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from DPL’s shareholders with respect to the proposed transaction.  Information regarding the officers and directors of DPL is included in its Annual Report on Form 10-K for the year ended December 31, 2010 and DPL’s notice of annual meeting and proxy statement for its most recent annual meeting, which were filed with the Securities and Exchange Commission on February 18, 2011 and March 18, 2011, respectively.  Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission in connection with the proposed transaction.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.